Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-181109) pertaining to The Carlyle Group L.P. 2012 Equity Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-187264) pertaining to The Carlyle Group L.P. 2012 Equity Incentive Plan,

(3)	Registration Statement (Form S-3 ASR No. 333-189044) of The Carlyle Group L.P.,

(4)	Registration Statement (Form S-3 No. 333-192934) of The Carlyle Group L.P., and

(5)	Registration Statement (Form S-3 No. 333-188180) of The Carlyle Group L.P.;

of our reports dated February 26, 2014 with respect to the consolidated financial statements of The Carlyle Group L.P. and the effectiveness of internal controls over financial reporting of The Carlyle Group L.P. included in this Annual Report (Form 10-K) of The Carlyle Group L.P. for the year ended December 31, 2013.

/s/ Ernst & Young LLP

McLean, Virginia

February 26, 2014